PROMISSORY NOTE

Principal $15,000,000.00	Loan Date 04-20-2011	Maturity 04-20-2016	Loan No 55120-9001	Call / Coll 9A00 / AA	Account 00000160370	Officer 00456	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower: Heartland Financial USA, Inc.			Lender: Bankers Trust Company
1398 Central Avenue				453 7th Street
Dubuque, IA 52004				P.O. Box 897
Des Moines, IA 50304-0897
(515)245-2863

Principal Amount: $15,000,000.00	Date of Note: April 20, 2011

PROMISE TO PAY. Heartland Financial USA, Inc. (“Borrower”) promises to pay Bankers Trust Company (“Lender”), or order, in lawful money of the United States of America, the principal amount of Fifteen Million & 00/100 ($15,000,000.00), together with interest on the unpaid principal balance from April 20, 2011, until paid in full.
PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:
Borrower will pay this loan in 59 monthly payments of a principal amount due as indicated by the amortization schedule attached as Exhibit A, plus accrued interest beginning May 20, 2011 and on the same day of each month after that. Borrower's final payment will be due on April 20, 2016 and will be for all principal and all accrued interest not yet paid.
Unless otherwise agreed or required by applicable law, payment will be applied first to any unpaid collection costs; then to any late charges; then to any accrued unpaid interest; and then to principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the 30-Day London Interbank Offered Rate (LIBOR) as published in The Wall Street Journal which may or may not necessarily reflect the rate Lender charges to its other customers which may be lower (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each last day of the month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.243% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.750 percentage points over the Index resulting in an initial rate of 2.993% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.
INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.
PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bankers Trust Company, 453 7th Street, P.O. Box 897, Des Moines, IA 50304-0897.
LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $50.00, whichever is greater.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 21.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is Impaired.

Insecurity. Lender in good faith believe itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note end all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEY'S FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Iowa without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Iowa.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Polk County, State of Iowa.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves the right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower hold jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.
COLLATERAL. This loan is unsecured.
PURPOSE OF LOAN. The specific purpose of this loan is: Capital Injections into Subsidiaries and other General Corporate Purposes; Refinance existing debt.
ADDITIONAL TERMS. This credit is subject to the terms and conditions of a Loan Commitment Letter dated April 5, 2011.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Bankers Trust Company 453 7th Street Des Moines, IA 50309.
GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:
HEARTLAND FINANCIAL USA, INC.

By:     /s/ John K, Schmidt
John K. Schmidt, EVP, CFO of Heartland Financial USA, Inc.

ATTACHMENT 1
Amortization Schedule for 8288061

Calculation Period			USD Notional Amount	USD Notional Reduction
(from and including, to excluding)				(at end of period)
20-Apr-2011	to	20-May-2011	$150,000,000.00	$95,876.72
20-May-2011	to	20-Jun-2011	$14,904,123.28	$96,287.39
20-Jun-2011	to	20-Jul-2011	$14,807,835.89	$96,699.81
20-Jul-2011	to	20-Aug-2011	$14,711,136.08	$97,114.02
20-Aug-2011	to	20-Sep-2011	$14,614,022.06	$97,529.99
20-Sep-2011	to	20-Oct-2011	$14,514,492.07	$97,947.74
20-Oct-2011	to	20-Nov-2011	$14,418,544.33	$98,367.29
20-Nov-2011	to	20-Dec-2011	$14,320,177.04	$98,788.62
20-Dec-2011	to	20-Jan-2012	$14,221,388.42	$99,211.77
20-Jan-2012	to	20-Feb-2012	$14,122,176.65	$99,636.73
20-Feb-2012	to	20-Mar-2012	$14,022,539.92	$100,063.50
20-Mar-2012	to	20-Apr-2012	$13,922,476.42	$100,492.11
20-Apr-2012	to	20-May-2012	$13,821,984.31	$100,922.55
20-May-2012	to	20-Jun-2012	$13,721,061.76	$101,354.84
20-Jun-2012	to	20-Jul-2012	$13,619,706.92	$101,788.97
20-Jul-2012	to	20-Aug-2012	$13,517,917.95	$102,224.97
20-Aug-2012	to	20-Sep-2012	$13,415,692.98	$102,662.83
20-Sep-2012	to	20-Oct-2012	$13,313,030.15	$103,102.57
20-Oct-2012	to	20-Nov-2012	$13,209,927.58	$103,544.19
20-Nov-2012	to	20-Dec-2012	$13,106,383.39	$103,987.71
20-Dec-2012	to	20-Jan-2013	$13,002,395.68	$104,433.12
20-Jan-2013	to	20-Feb-2013	$12,897,962.56	$104,880.45
20-Feb-2013	to	20-Mar-2013	$12,793,082.11	$105,329.68
20-Mar-2013	to	20-Apr-2013	$12,687,752.43	$105,780.84
20-Apr-2013	to	20-May-2013	$12,581,971.59	$106,233.94
20-May-2013	to	20-Jun-2013	$12,475,737.65	$106,688.97
20-Jun-2013	to	20-Jul-2013	$12,369,048.68	$107,145.96
20-Jul-2013	to	20-Aug-2013	$12,261,902.72	$107,604.90
20-Aug-2013	to	20-Sep-2013	$12,154,297.82	$108,065.81
20-Sep-2013	to	20-Oct-2013	$12,046,232.01	$108,528.69
20-Oct-2013	to	20-Nov-2013	$11,937,703.32	$108,993.55
20-Nov-2013	to	20-Dec-2013	$11,828,709.77	$109,460.41
20-Dec-2013	to	20-Jan-2014	$11,719,249.36	$109,929.27
20-Jan-2014	to	20-Feb-2014	$11,609,320.09	$110,400.13
20-Feb-2014	to	20-Mar-2014	$11,498,919.96	$110,873.00
20-Mar-2014	to	20-Apr-2014	$11,388,046.96	$111,347.92
20-Apr-2014	to	20-May-2014	$11,276,699.04	$111,824.86
20-May-2014	to	20-Jun-2014	$11,164,874.18	$112,303.83

20-Jun-2014	to	20-Jul-2014	$11,052,570.35	$112,784.88

Calculation Period			USD Notional Amount	USD Notional Reduction
(from and including, to excluding)				(at end of period)
20-Jul-2014	to	20-Aug-2014	$10,939,785.47	$113,267.97
20-Aug-2014	to	20-Sep-2014	$10,826,517.50	$113,753.13
20-Sep-2014	to	20-Oct-2014	$10,712,764.37	$114,240.38
20-Oct-2014	to	20-Nov-2014	$10,598,523.99	$114,729.70
20-Nov-2014	to	20-Dec-2014	$10,483,974.29	$115,221.13
20-Dec-2014	to	20-Jan-2015	$10,368,573.16	$115,714.66
20-Jan-2015	to	20-Feb-2015	$10,252,858.50	$116,210.31
20-Feb-2015	to	20-Mar-2015	$1,013,668.19	$116,708.07
20-Mar-2015	to	20-Apr-2015	$10,019,940.12	$117,209.98
20-Apr-2015	to	20-May-2015	$9,902,732.14	$117,710.01
20-May-2015	to	20-Jun-2015	$9,785,022.13	$118,214.20
20-Jun-2015	to	20-Jul-2015	$9,666,807.93	$118,720.56
20-Jul-2015	to	20-Aug-2015	$9,548,087.37	$119,229.08
20-Aug-2015	to	20-Sep-2015	$9,428,858.29	$119,739.77
20-Sep-2015	to	20-Oct-2015	$9,309,118.52	$120,252.66
20-Oct-2015	to	20-Nov-2015	$9,188,865.86	$120,767.74
20-Nov-2015	to	20-Dec-2015	$9,068,098.12	$121,285.03
20-Dec-2015	to	20-Jan-2016	$8,946,813.09	$121,804.53
20-Jan-2016	to	20-Feb-2016	$8,825,008.56	$122,326.27
20-Feb-2016	to	20-Mar-2016	$8,702,682.29	$122,850.22
20-Mar-2016	to	20-Apr-2016	$8,579,832.07	$8,579,832.07

EXHIBIT "B"
Addendum to Term Loan Commitment Letter

This Addendum is incorporated into and made part of the attached Loan Commitment Letter dated April 5, 2011, between Lender and Borrower. In the event of a conflict between the terms of this Addendum and the Term Loan Commitment Letter, the terms of this Addendum prevails.

Borrower has agreed to hedge its obligations under the Note through the use of one or more interest rate hedging agreements pursuant to that certain ISDA Confirmation Letter dated April 5, 2011, (the "Hedging Agreement") with the Lender or counter-parties reasonably acceptable to the Lender on terms reasonably acceptable to Borrower and the Lender. Any liability of Borrower to Lender in connection with any such Hedge Agreement shall constitute "Indebtedness" under the Term Loan Commitment Letter. A breach of any Hedging Agreement shall constitute an "Event of Default" under the Term Loan Commitment Letter. All Hedging Agreements shall constitute "Related Documents" as defined in the Term Loan Commitment Letter.

HEARTLAND FINANCIAL USA, INC. (Borrower)

By: /s/ John K. Schmidt
John K. Schmidt, its COO, CFO and Executive Vice President

BANKER'S TRUST LOGO INSERTED	JOHN RUAN IV ASSISTANT VICE PRESIDENT FINANCIAL INSTITUTIONS PHONE: (515)245-2444 FAX: (515)245-5216 MOBILE: (515)473-4152 E-MAIL: JRUAN@BANKERSTRUST.COM

April 5, 2011

Mr. David Horstmann
Senior Vice President - Finance
Heartland Financial USA, Inc.
1398 Central Ave
Dubuque, IA 52001

RE: LOAN COMMITMENT

Dear Mr. Horstmann:
I am pleased to advise you that Bankers Trust Company, N.A, ("Bank") hereby commits to lend Heartland Financial USA, Inc. ("Borrower") up to $20,000,000.00 ("Maximum Credit") subject to the terms and conditions described below.

BORROWER:
Heartland Financial USA, Inc., a Delaware Subchapter C corporation

MAXIMUM CREDIT:
$20,000,000.00 comprised of a $15,000,000.00 Term Loan and a $5,000,000.00 Revolving Line of Credit (the “Line”).

TERM LOAN:

INTEREST RATE:
Locked on April 5, 2011, at a fixed rate of 5.14% for five (5) years to commence on April 20, 2011. In connection herewith, Borrower agrees to execute Bank's ISDA Confirmation Letter dated April 5, 2011, ("ISDA Confirmation Letter"), as acceptance of the terms and conditions of the rate lock and the International Swap Dealer's Association Master Swap Agreement.

The Term Loan interest rate will float at 1 month Libor plus 275 basis points with a floor of 4.50%
until the rate is locked. At the time Borrower elects to lock the interest rate through the Swap, the
4.50% floor rate shall be eliminated.

ORIGINATION FEE:
None.

NON·USAGE FEE:
None.

PAYMENTS/MATURITY/AMORTIZATION:
Monthly principal and interest payments based upon the Interest Rate, Loan Amount, and a l0-year amortization period. The principal repayment schedule for the Term Loan will match identically the amortization schedule from Bank's counter-party on the Swap Agreement (attached hereto as Exhibit "A"). The maturity date of the Term Loan shall not exceed 5 years or the expiration of the interest rate swap. Any remaining principal and accrued interest shall be due at maturity.

COLLATERAL:
Unsecured.

USE OF PROCEEDS:
Borrower shall use the proceeds for the following purpose(s): capital injections from Borrower into its subsidiary banks and Citizens Finance, TARP repayments and other general corporate operating needs.

PREPAYMENT/YIELD MAINTENANCE:
The Term Loan may be prepaid in whole or in part any time upon payment of an Early Termination Fee as fully described in the ISDA Confirmation Letter.

REVOLVING LINE OF CREDIT LOAN:

INTEREST RATE:
Floating at 1 month Libor plus 300 basis points, with a floor of 4.50%.

ORIGINATION FEE:
None.

NON-USAGE FEE:
Twenty-five basis points annualized on any unused portion of the Loan, payable quarterly in arrears.

PAYMENTS/MATURITY/AMORTIZATION:
Quarterly interest payments based upon the Interest Rate and Loan Amount (outstanding under the
Loan) in the preceding quarter. Should Borrower be fully advanced under the Loan, annual principal payments to achieve a 10-year straight line amortization period shall be required. The maturity date of the Loan shall not exceed 24 months.

COLLATERAL:
Unsecured.

USE OF PROCEEDS:
Borrower shall use the proceeds for the following purpose(s): capital injections into its subsidiary banks and Citizens Finance, TARP repayments and other general corporate operating needs.

PREPAYMENT/YIELD MAINTENANCE:
None.

FINANCIAL COVENANTS:

Certification: A senior officer of Borrower shall submit a written quarterly statement of compliance of all financial covenants on a form provided by Bank. All financial ratios will be determined by the Consolidated Financial Statements for Bank Holding Companies - FR Y-9C.

Regulatory Capital: Borrower shall maintain on a consolidated basis the greater of the regulatory definition for a well-capitalized bank or any other ratios deemed appropriate by Borrower's regulatory agent or the following ratios: (a) a "leverage ratio" (Tier 1 Capital to Average Total Assets) of at least 7.0%; and (b) a "total risk based capital ratio" (the sum of Tier 1 Capital and Tier 2 Capital to Risk Weighted Assets) of at least 12.0%.

Minimum ROA: Borrower shall maintain, on a consolidated basis, a minimum ROA of at least
0.50% tested quarterly on a rolling four (4) quarter basis.

Non-performing Assets to Tier 1 Capital & Allowance for Loan and Lease Losses: Nonperforming
assets to Tier 1 capital & allowance for loan and lease losses for Borrower shall not exceed
35.00%, measured on a consolidated basis, continuously, and certified in writing quarterly. “Nonperforming assets" shall mean, on a consolidated basis for Borrower, the sum of all Other Real Estate Owned, non-accrual loans, and loans on which any payment is 90 or more days past due but which continue to accrue interest.

Minimum Allowance for Loan and Lease Losses to Gross Loans and Leases: Borrower shall maintain on a consolidated basis a minimum Allowance for Loan and Lease Losses to Gross Loans and Leases ratio of 1.25%.

Regulatory Non-Compliance: Borrower shall timely notify Bank of any material regulatory violation or non-compliance. An event of default shall occur if the total number of Borrower's bank subsidiaries receiving less than satisfactory safety and soundness ratings, increases over the number so rated at the date of the Loan Agreement is executed.

DEPOSIT ACCOUNTS:
Borrower shall establish a DDA account at Bank.

OTHER TERMS AND CONDITIONS:

Financial Reporting Requirements: Quarterly call reports and quarterly consolidated financials will be required from Borrower and its subsidiary banks. Consolidated Annual Reports will be required from Borrower, together with such other information as Bank may request from time to time.

Creditor Listing: Borrower shall provide a listing of all secured creditors.

Due Diligence: This loan commitment is subject to a satisfactory site visit and file review by
Bank.

Legal Opinion: Borrower's attorney shall supply Bank with a legal opinion opining on such matters, as relative to this loan as required by Bank's attorney including all secured creditors.

Legal Fees: Bank shall use attorney prepared loan documents for the proposed loan. Said costs shall be at Borrower's expense, not to exceed $12,500.

Pledge of Assets: Borrower shall not to suffer or permit the pledge or encumbrance of any of its assets except as disclosed and consented to by Bank, with the exception of assets pledged to the Federal Home Loan Bank of Des Moines, the Federal Reserve Bank, or any other entity in the ordinary course of business, and any Bank Owned Life Insurance plans.

Hazard Insurance: Borrower shall have in force hazard, fire and extended coverage insurance on all property.

Occupational Safety Laws: Borrower shall not be in violation in any material manner of any federal, state, county or city statutes, orders, rules or regulations pertaining to occupational safety.

ERISA Compliance: Borrower shall meet its minimum funding requirements under the
Employee Retirement Income Security Act of 1974 (ERISA), as amended, with respect to any employee benefit plan or other class of benefit plan, which the Pension Benefit Guaranty Corporation, established under ERISA (PBGC) has elected to insure, in either case, whether now in existence or hereafter instituted by Borrower.

New Entities: If Borrower causes new entities to be created to conduct business activities similar to, or related to, Borrower's current business activities, such new entities shall immediately execute unlimited and unconditional guaranties of all liabilities owing by Borrower to Bank.

Misrepresentation: Any representation or warranty made by Borrower which proves to be incorrect or untrue, or any financial information, schedule, statement, report or writing furnished by Borrower to Bank is untrue in any material aspect shall render this Commitment invalid in the Bank's sole discretion.

Loan Documents: This Commitment is subject to receipt by Bank of the Promissory Notes, Loan
Agreement and other loan documents which Bank may require, and no loan or advance shall be made to Borrower unless all of the loan documentation is executed and delivered in form and content acceptable to Bank. This Commitment is further subject to Borrower executing Exhibit “B" attached hereto along with this Loan Commitment Letter and the ISDA Confirmation Letter at the time of rate lock.

Expiration: This Commitment shall remain in effect until, and shall expire as of, the close of the
Bank's business on April 20, 2011.

Closing: This Commitment shall be deemed expired and void if, Loan Closing does not occur by the close of Bank's business on May 30, 2011.

Assignment Prohibited: This Commitment is tendered only to Borrower and is not available to any other party.

Termination of Loan Commitment: This Commitment may be terminated, in the sole discretion of Bank (a) if Bank determines that any financial information, or any representations or warranties, or any other information given by Borrower, or any party on its behalf, is materially misleading or inaccurate, or (b) upon the occurrence of a material adverse change in the financial condition of
Borrower or upon the occurrence of any other material adverse event not presently foreseen by Bank, in each instance, as solely determined by Bank.

Confidentiality: The terms and provisions of this Commitment shall be confidential between the stockholders of Borrower and Bank. The contents and terms of this Commitment shall not be disclosed orally or in writing to any parties other than the stockholders or the attorney or accountant for Borrower.

IMPORTANT. READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

Sincerely,
BANKERS TRUST COMPANY

/s/ John Ruan, IV

John Ruan IV, Vice President

ACCEPTANCE

The above Loan Commitment is accepted by Borrower on this 18th day of April , 2011.

HEARTLAND FINANCIAL USA, INC. (BORROWER)

By: /s/ John K. Schmidt
John K. Schmidt, its COO, CFO and Executive Vice President